SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
proxy statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive proxy statement

Definitive additional materials

Soliciting Material Pursuant to Rule 14a-12

CORIXA CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials:

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement no.:

(3) Filing Party

(4) Date Filed:

April 22, 2002

Dear Corixa Stockholders:

      On behalf of Corixa Corporation, I cordially invite you to attend our 2002 annual meeting of stockholders to be held on Friday, May 31, 2002, at 1:00 p.m., local time, in the Cedar Room at Corixa Corporation, 1124 Columbia Street, Seattle, Washington.

      At the annual meeting, you will be asked to (1) elect eight directors to Corixa’s board of directors, (2) ratify the appointment of Ernst & Young LLP as Corixa’s independent auditors for fiscal year 2002 and (3) transact any other business properly presented at the annual meeting. Additional details regarding the proposals are attached in the Notice of Annual Meeting of Stockholders and Proxy Statement.

      Whether or not you plan to attend the meeting, it is important that your shares are represented. Please read the enclosed proxy statement and sign, date and return the enclosed proxy card in the enclosed postage-paid envelope to ensure that your vote is counted. Of course, if you attend the meeting, you will have the right to vote your shares in person.

      On behalf of the board of directors, I would like to express our appreciation for your continued interest in Corixa. We look forward to seeing you at the meeting.

Sincerely,

Steven Gillis, Ph.D.
Chairman and Chief Executive Officer

PROXY STATEMENT
General
Revocability of Proxies
Record Date and Outstanding Shares
Quorum and Vote Required
Solicitation of Proxies
PROPOSAL NO. 1 ELECTION OF DIRECTORS
Information About Nominees
Required Vote
Recommendation of the Board of Directors
Committees of the Board of Directors and Meetings
Compensation of Directors
Certain Relationships with Directors and Related Transactions
PROPOSAL NO. 2 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
Required Vote
Recommendation of the Board of Directors
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Executive Officers
COMPENSATION OF EXECUTIVE OFFICERS
Employment Contracts
OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
10-YEAR OPTION/SAR REPRICINGS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
STOCK PERFORMANCE GRAPH
AUDIT COMMITTEE REPORT
FORM 10-K
STOCKHOLDER PROPOSALS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT AUDITORS
OTHER MATTERS

CORIXA CORPORATION

1124 Columbia Street
Suite 200
Seattle, Washington 98104

Notice of the 2002 Annual Meeting of Stockholders

to be Held May 31, 2002

       We will hold the 2002 annual meeting of stockholders of Corixa Corporation on Friday, May 31, 2002, at 1:00 p.m., local time, in the Cedar Room at Corixa Corporation, 1124 Columbia Street, Seattle, Washington, for the following purposes:

•	To elect eight directors to Corixa’s board of directors, who will hold office until the next annual meeting of stockholders or until their respective successors are elected and qualified.

•	To ratify the appointment of Ernst & Young LLP as Corixa’s independent auditors for the fiscal year ending December 31, 2002.

•	To transact any other business properly presented at the annual meeting and any adjournment or postponement of the annual meeting.

      These items of business are more fully described in the proxy statement accompanying this notice. Corixa’s board of directors has fixed the close of business on April 15, 2002 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting. Only stockholders of record on the record date are entitled to notice of the annual meeting and to vote at the annual meeting and any adjournments or postponements thereof.

      Your board of directors recommends that you vote IN FAVOR of the nominees for director and IN FAVOR of the ratification of the appointment of Ernst & Young as Corixa’s independent auditors.

      At the annual meeting, the board of directors will also report on Corixa’s 2001 business results and other matters of interest to stockholders.

      All stockholders are cordially invited to attend the annual meeting in person. However, whether or not you expect to attend the annual meeting in person, we urge you to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the annual meeting. If you send your proxy card and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the accompanying proxy statement.

By Order of the Board of Directors,

Kathleen N. McKereghan
Secretary

Seattle, Washington

April 22, 2002

IMPORTANT:

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, CORIXA CORPORATION WILL HAVE THE ADDED EXPENSE OF REISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.
THANK YOU FOR ACTING PROMPTLY.

2

CORIXA CORPORATION

1124 Columbia Street, Suite 200
Seattle, Washington 98104

PROXY STATEMENT

General

      This proxy statement is furnished to the stockholders of Corixa Corporation, a Delaware corporation, in connection with the solicitation of proxies by Corixa’s board of directors for use at the 2002 annual meeting of stockholders and at any adjournments or postponements of the annual meeting. Corixa will hold the annual meeting on Friday, May 31, 2002, at 1:00 p.m., local time, in the Cedar Room at Corixa Corporation, 1124 Columbia Street, Seattle, Washington.

      This proxy statement, the enclosed proxy card and Corixa’s annual report to stockholders for the fiscal year ended December 31, 2001, including financial statements, were first mailed to stockholders entitled to vote at the meeting on or about April 22, 2002.

Revocability of Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by signing and returning a written notice of revocation, by returning a duly executed proxy bearing a later date to Corixa (to the attention of Michelle Burris), or by attending the annual meeting and voting in person.

Record Date and Outstanding Shares

      The close of business on April 15, 2002 has been fixed as the record date to determine the holders of shares of Corixa stock entitled to notice of and to vote at the annual meeting. At the close of business on the record date, Corixa had approximately 41,738,014 shares of common stock outstanding held by approximately 1,488 stockholders of record, 12,500 shares of Series A preferred stock held by one stockholder of record and 37,500 shares of Series B preferred stock held by one stockholder of record.

      Each outstanding share of common stock on the record date is entitled to one vote on all matters. Each outstanding share of Series A preferred stock is entitled to one vote for each share of common stock into which the Series A preferred stock could be converted, rounded to the nearest whole number of shares. Each outstanding share of Series B preferred stock is entitled to one vote for each share of common stock into which the Series B preferred stock could be converted, rounded to the nearest whole number of shares. As of the record date, for purposes of voting, the Series A preferred stock was convertible into approximately 1,470,588 shares of common stock and the Series B preferred stock was convertible into approximately 1,465,989 shares of common stock.

Quorum and Vote Required

      The inspector of elections will tabulate votes cast by proxy or in person at the annual meeting. The inspector will also determine whether or not a quorum is present at the annual meeting. A quorum for the annual meeting is the presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting.

      For the election of directors, the directors who receive the greatest number of affirmative votes of the shares of common stock present in person or represented by proxy at the annual meeting will be elected to the board. Stockholders are not entitled to accumulate votes in the election of directors.

      If your shares are represented by proxy, they will be voted in accordance with your directions. If you sign and return your proxy without giving any direction, your shares will be voted in accordance with our recommendations. Abstention and broker non-votes will have no effect on any of the proposals to be voted on at the annual meeting because they will not represent votes cast at the annual meeting for the purpose of voting on such proposals.

      Corixa is not aware, as of the date of this proxy statement, of any matters to be voted on at the annual meeting other than as stated in this proxy statement and the accompanying notice of annual meeting of stockholders. If any other matters are properly brought before the annual meeting, the enclosed proxy gives discretionary authority to the persons named in it to vote the shares in their best judgment. If a broker indicates on the enclosed proxy card or its substitute that it does not have discretionary authority as to some shares to vote on a particular matter, those shares will not be considered present with respect to that matter and will have no effect on any of the proposals to be considered at the annual meeting.

      Corixa believes that the tabulation procedures to be followed by the inspector of elections are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

Solicitation of Proxies

      The enclosed proxy card is solicited on behalf of Corixa’s board of directors. Corixa will conduct solicitation personally, by telephone or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation. Proxies will be solicited from individuals, brokers, bank nominees and other institutional holders by personal interview, mail and telephone. Corixa will bear all costs directly or indirectly associated with the solicitation. Corixa may reimburse brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the annual meeting to beneficial owners of Corixa’s common stock.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      At the annual meeting, eight directors are to be elected to hold office for a term of one (1) year and, in each case, until his successor shall be elected and shall qualify. The persons named in the accompanying proxy intend to vote IN FAVOR OF the eight (8) nominees listed below unless otherwise instructed in writing on the proxy. If any nominee is unable or unwilling to serve as a director at the time of the annual meeting, the proxies may be voted for a substitute nominee who will be designated by the current board to fill the vacancy, or for the balance of the nominees without nomination of a substitute. Alternatively, the size of the board may be reduced in accordance with Corixa’s bylaws. As of the date of this proxy statement, the board of directors is not aware of any nominee who is unable or unwilling to serve as a director.

      Assuming a quorum is present, the eight (8) nominees that receive the highest number of affirmative votes of shares entitled to be voted will be elected as directors of Corixa. Shares of common stock may not be voted cumulatively. The board of directors will consider nominations for directors from stockholders submitted in accordance with Section 2.5 of Corixa’s bylaws. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in a way that will ensure the election of as many of the nominees listed below as possible. The specific nominees that the proxy holders will vote for will be determined by the proxy holders.

Information About Nominees

      Set forth below is information regarding the nominees that the proxy holders will vote for including their principal occupation at present and for at least the last five years, other directorships held by them, the year in which each became a director of Corixa and their ages as of April 15, 2002:

Name of Nominee	Age	Principal Occupation	Director Since

Steven Gillis, Ph.D.	48	Chairman and Chief Executive Officer	1994
Michael F. Bigham	44	Vice-Chairman	2000
Mark McDade	46	Director	1994
Joseph S. Lacob(1)(2)	46	Director	1994
Robert Momsen(2)	55	Director	2000
Arnold L. Oronsky, Ph.D.(1)	61	Director	1994
Samuel R. Saks, M.D.(2)	47	Director	2000
James W. Young, Ph.D.(1)	57	Director	2000

(1)	Member of the compensation committee.

(2)	Member of the audit committee.

      Steven Gillis, Ph.D. co-founded Corixa in October 1994 and has served as chief executive officer and as a director of Corixa since that time. Dr. Gillis has served as the chairman of the board since March 1999. From 1994 to February 1999, Dr. Gillis served as Corixa’s president. Dr. Gillis was a co-founder of Immunex, where he held multiple positions, including acting chief executive officer and chairman of the board. Dr. Gillis is a member of the board of directors of Micrologix Biotech and Genesis Research and Development. Dr. Gillis also serves on the scientific advisory board of Medarex. Dr. Gillis graduated from Williams College and received his Ph.D. from Dartmouth College.

      Michael F. Bigham has served as a director of Corixa since December 2000. From July 1996 to December 2000, Mr. Bigham served as president, chief executive officer and a director of Coulter Pharmaceutical, Inc. At Gilead Sciences, Inc., a biotechnology company, Mr. Bigham served as executive vice president of operations from April 1994 to June 1996, chief financial officer from April 1989 to June 1996 and vice president of corporate development from July 1988 to March 1992. Mr. Bigham is a member of the board of directors of IntraBiotics Pharmaceutical, Inc., a publicly-held biotechnology company and two privately-held companies. Mr. Bigham graduated from the University of Virginia and received his M.B.A. from the Stanford Graduate School of Business.

      Mark McDade co-founded Corixa in October 1994 and has served as a director since that time. Mr. McDade currently serves as the chief executive officer of Signature BioSciences, Inc., a privately held biotechnology company. Before joining Signature, Mr. McDade served as Corixa’s president from March 1999 to December 2000. Mr. McDade served as Corixa’s chief operating officer from 1994 to December 2000. From 1994 to February 1999, Mr. McDade served as Corixa’s executive vice president. Before co-founding Corixa, Mr. McDade served as the chief operating officer of Boehringer Mannheim Therapeutics. Mr. McDade graduated from Dartmouth College and received his M.B.A. from Harvard University.

      Joseph S. Lacob has served as a director of Corixa since 1994. From 1994 to March 1999, Mr. Lacob served as chairman of the board. Since May 1987, Mr. Lacob has been a partner of Kleiner Perkins Caufield & Byers, a venture capital firm. In addition, he is currently the chairman of the board of Microcide Pharmaceuticals and Cardima. Mr. Lacob is a member of the board of directors of Heartport, IsoStent and several other private biotechnology, medical device and health care service companies. Mr. Lacob graduated from the University of California, Irvine; received his M.P.H. from the University of California, Los Angeles; and received his M.B.A. from the Stanford Graduate School of Business.

      Robert Momsen has served as a director of Corixa since December 2000. From February 1995 to December 2000, Mr. Momsen served as a director of Coulter Pharmaceutical, Inc. Since August 1982, Mr. Momsen has been a general partner of InterWest Partners, a venture capital firm. Mr. Momsen is a member of the board of directors of ArthroCare Corp., COR Therapeutics, Inc., Innovasive Devices, Inc. and Urologix, Inc. and several other private companies. Mr. Momsen graduated from Stanford University and received his M.B.A. from the Stanford Graduate School of Business.

      Arnold L. Oronsky, Ph.D. has served as a director of Corixa since 1994. From 1994 to the present, Dr. Oronsky has been a general partner of InterWest Partners, a venture capital firm. Dr. Oronsky is a member of the board of directors of Signal Pharmaceutical and was formerly the chairman of the board of Coulter Pharmaceutical, Inc. From 1995 to 1996, Dr. Oronsky served as president and chief executive officer of Coulter. Dr. Oronsky graduated from University College and New York University and received his Ph.D. from Columbia University.

      Samuel L. Saks, M.D. has served as a director of Corixa since December 2000. Before serving as a director of Corixa, Dr. Saks served as a director of Coulter Pharmaceutical, Inc. from April 2000 through December 2000. Dr. Saks is currently Johnson & Johnson Company group chairman, ALZA Corporation. From 2000 to June 2001, group vice president of ALZA Pharmaceuticals and has held various other positions with ALZA Pharmaceuticals since 1992. From 1987 to the present, Dr. Saks has served as assistant clinical professor of medicine, Department of Medicine, Division of Oncology at the University of San Francisco. Dr. Saks graduated from the University of Illinois at Champaign and received his M.D., with honors, from the University of Illinois at the Medical Center, Chicago.

      James W. Young, Ph.D. has served as a director of Corixa since 2000. Dr. Young has been the chief executive officer of Sunesis Pharmaceuticals since May, 2000. Before joining Sunesis, Dr. Young had been at ALZA Corporation form 1995 to 2000, where he served as senior vice president, commercial development and senior vice president, research and development, and as group vice president, ALZA Technologies. From 1992 through 1995, Dr. Young was at Affymaz, N.V. in Santa Clara, CA where he was president of the Pharmaceuticals division. Dr. Young graduated form Fordham University and received his Ph.D. from Cornell University.

Required Vote

      The eight nominees receiving the highest number of affirmative votes of Corixa’s common stock present at the annual meeting in person or by proxy and entitled to vote shall be elected as directors.

Recommendation of the Board of Directors

      The board of directors recommends a vote IN FAVOR OF all nominees named above.

Committees of the Board of Directors and Meetings

      The board of directors held a total of nine meetings during the year ended December 31, 2001. The board has established an audit committee and a compensation committee (see below). During 2001, each incumbent director, except Mr. Lacob, attended at least 75% of the aggregate number of meetings of the board and meetings of the committees of the board on which he serves.

      The compensation committee currently consists of Mr. Lacob, Dr. Oronsky and Dr. Young, three of Corixa’s non-employee directors. The compensation committee met three times during the year ended December 31, 2001. Its functions are to review and approve the compensation and benefits for Corixa’s executive officers and make recommendations to the board regarding these matters. The report of the compensation committee is set forth below.

      The audit committee currently consists of Mr. Lacob, Mr. Momsen and Dr. Saks, three of Corixa’s non-employee directors, each of whom is independent of management as defined by Rule 4200(a)(14) of the NASD Marketplace Rules. From January 1, 2001 until July 25, 2001, the audit committee was comprised of Mr. Momsen, Dr. Oronsky and Dr. Saks. On July 25, 2001, Mr. Lacob succeeded Dr. Oronsky as a member of the audit committee. The audit committee met five times during the year ended December 31, 2001. Pursuant to the audit committee charter, the audit committee is required to meet quarterly to review the financial affairs of Corixa. The audit committee’s functions are to review the scope and results of financial audits and other services performed by Corixa’s independent auditors and to make recommendations to the board of directors regarding these matters. The report of the audit committee is set forth below.

Compensation of Directors

      Other than Mr. McDade and Dr. Young, non-employee directors receive no cash fees for services provided in their capacity as directors. Corixa adopted the 1997 Directors’ Stock Option Plan, or directors’ plan, on July 25, 1997. As of December 31, 2001, a total of 372,804 shares of Corixa’s common stock were reserved for issuance under the directors’ plan. The number of authorized shares under the directors’ plan is subject to automatic increase on the first trading day of each of the five calendar years beginning in 1998 and ending in 2002 in an amount equal to 50,000 shares of common stock or a lesser amount as the board of directors establishes. The directors’ plan provides for the grant of nonqualified stock options to non-employee directors of Corixa. The directors’ plan provides that each person who becomes a non-employee director of Corixa shall be granted nonqualified stock options to purchase 15,000 shares of common stock. Thereafter, on the first day of each fiscal year, each non-employee director shall be automatically granted an additional option to purchase 5,000 shares of common stock if, on that date, he or she had served on Corixa’s board for at least six months. The directors’ 15,000 share options vest over 36 months and the additional 5,000 share options vest over 12 months, and each have 10-year terms. The exercise price of directors’ options are equal to the fair market value of Corixa’s common stock on the date of grant of the option. The directors’ plan has a 10-year term unless terminated earlier.

      Mr. McDade and Dr. Young, in addition to the compensation received under the directors’ plan, also receive a $2,500 retainer every calendar quarter, a $1,000 board meeting attendance fee, a $500 committee meeting attendance fee and a $500 telephonic board meeting attendance fee.

Certain Relationships with Directors and Related Transactions

      On May 11, 2000, Dr. Saks entered into a consulting agreement with Coulter that Corixa assumed when Corixa acquired Coulter. In May of 2000, pursuant to the consulting agreement, Coulter granted Dr. Saks options to purchase 12,000 shares of Coulter common stock, 1/48th of which vests each month until the termination of the consulting agreement on May 31, 2004. In the acquisition of Coulter, Dr. Saks’ option to purchase 12,000 shares of Coulter common stock converted to the option to purchase 12,036 shares of Corixa common stock. Under the consulting agreement, Dr. Saks is obligated to perform consulting services, as requested by Corixa, one day a month through the termination of the consulting agreement. In addition, Dr. Saks is entitled to $3,000 for each day of service that Dr. Saks renders to Corixa in excess of 12 days per calendar year.

      On June 28, 2001, Mr. Bigham entered into a consulting agreement with Corixa. Under the consulting agreement, which terminated December 31, 2001, Mr. Bigham was obligated to perform consulting services regarding the identification of potential multinational corporate partners for Corixa’s most advanced product candidate, BEXXAR, in Europe and Asia; assist in obtaining regulatory approval for BEXXAR; and other general corporate matters as requested by Corixa. Mr. Bigham was paid $142,000 for his consulting services in the fiscal year ended December 31, 2002.

      On June 28, 2001, Mr. Bigham entered into a satisfaction agreement with Corixa. Under the satisfaction agreement, certain obligations that existed under Mr. Bigham’s employment agreement that Corixa assumed when Corixa acquired Coulter, were agreed to be satisfied by Corixa and Mr. Bigham.

      On October 15, 2001, Corixa granted Mr. Bigham a BEXXAR Stock Award for 20,000 shares of Corixa common stock pursuant to an agreement between Mr. Bigham and Coulter that Corixa assumed when Corixa acquired Coulter. 100% of the shares are subject to a vesting schedule that provides for vesting on the date that the U.S. Food and Drug Administration, or FDA, approves the Biologics License Application, or BLA, for BEXXAR. In the event that the FDA does not approve the BLA on or before October 15 2011, Mr. Bigham will forfeit 100% of the shares.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      On April 3, 2002, the board unanimously approved the recommendation of the audit committee that Ernst & Young LLP, be retained as our independent auditors and selected and appointed Ernst & Young to serve as our independent auditors for the year ending December 31, 2002. Corixa requests that the stockholders ratify the board’s selection of Ernst &Young, as independent auditors, to audit the accounts and records of Corixa for the year ending December 31, 2002, and to perform other appropriate services.

      The board’s selection and appointment is subject to reconsideration by the board in the event that our stockholders fail to ratify the selection of Ernst &Young pursuant to this Proposal 2.

      If the stockholders fail to approve this Proposal 2, the board will reconsider whether or not to retain Ernst & Young as our independent auditors. Whether or not the board’s selection is ratified, the board in its discretion may retain Ernst & Young or direct the appointment of a different independent accounting firm at any time during the year if the board determines that such action would be in the best interests of Corixa or our stockholders.

      Corixa expects a representative of Ernst & Young to be present at the annual meeting to respond to stockholders’ questions.

Required Vote

      The affirmative vote of a majority of the shares of Corixa’s common stock present at the annual meeting in person or by proxy and entitled to vote shall be required to ratify the selection of Ernst & Young as independent auditors.

Recommendation of the Board of Directors

      The board of directors recommends a vote IN FAVOR OF the ratification of the selection of Ernst & Young as independent auditors.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information that has been provided to Corixa with respect to beneficial ownership of shares of Corixa’s common stock as of April 15, 2002 for (i) each person who is known by Corixa to beneficially own more than five percent of the outstanding shares of common stock, (ii) each director of Corixa, (iii) each executive officer named in the summary compensation table of this proxy statement, and (iv) all directors and officers of Corixa as a group.

	Beneficial Ownership(2)

	Number of	Percentage of
Name and Address(1)	Shares	Total

Castle Gate, L.L.C.(3)	3,083,405	6.7%
2365 Carillon Point
Kirkland, WA 98033
Entities affiliated with Washington Mutual(4)	2,800,000	6.3
1201 Third Avenue Suite 1500
Seattle, Washington 98101
Directors and named executive officers
Steven Gillis, Ph.D.(5)	523,567	1.2
Michael Bigham(6)	692,990	1.5
Mark McDade(7)	297,771	*
Joseph Lacob(8)	932,279	2.1
Robert Momsen(9)(10)	615,054	1.4
Arnold Oronsky, Ph.D.(9)(10)	548,503	1.2
Samuel R. Saks, M.D.(11)	25,464	*
James W. Young, Ph.D.(12)	10,833	*
Geoffrey Yarranton, Ph.D.(13)	125,909	*
Cindy Jacobs, Ph.D., M.D.(14)	83,491	*
Steven Reed, Ph.D.(15)	250,050	*
Kenneth Grabstein(16)	252,552	*
Arlene Morris(17)	90,282	*
Dwayne Elwood(18)	5,108	*
All directors and officers as a group (20 persons)(19)	4,469,646	9.7

*	Less than 1%.

(1)	Unless otherwise indicated, the address of each individual named above is Corixa Corporation, 1124 Columbia Street, Suite 200, Seattle, Washington 98104.

(2)	The applicable percentage of beneficial ownership is based on 44,674,591 shares of Corixa common stock outstanding as of April 15, 2002, 12,500 shares of Series A preferred stock and 37,500 shares of Series B preferred stock, which Series A and B preferred stock have the right to vote with the common stock on an as-converted basis and are convertible into an aggregate of 2,936,577 shares of Corixa common stock, with applicable options and warrants for the stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.

The number of shares beneficially owned by a person includes shares of Corixa common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 15, 2002. Shares issuable pursuant to those options are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for the purposes of computing the percentage ownership of each other person.

To our knowledge, the 14 persons named in this table have sole voting and investment power with respect to all shares of our common stock shown as owned by them, subject to community property laws where applicable and except as indicated.

(3)	Castle Gate, L.L.C. holds 12,500 shares of Series A preferred stock which are convertible into an aggregate of 1,470,588 shares of Corixa common stock, 37,500 shares of Series B preferred stock which are convertible into an aggregate of 1,465,989 shares of Corixa common stock, and has warrants to purchase an additional 1,504,629 shares of Corixa common stock.

(4)	Based solely on information obtained from a filing made on Schedule 13’s with the SEC.

(5)	Includes 232,843 shares issuable upon the exercise of outstanding options exercisable within 60 days of April 15, 2002.

(6)	Includes 181,297 shares held by The Michael F. Bigham Trust, 50,000 shares held by The Bigham Partnership and 282,137 shares issuable upon exercise of outstanding options exercisable within 60 days of April 15, 2002. Mr. Bigham is trustee of The Michael F. Bigham Trust.

(7)	Includes 94,194 shares issuable upon the exercise of outstanding options exercisable within 60 days of April 15, 2002.

(8)	Includes 895,196 shares held by Kleiner Perkins Caufield & Byers of which Mr. Lacob is a general partner of Kleiner Perkins Caufield & Byers, and, as such, may be deemed to share voting and investment power with respect to such shares. Mr. Lacob disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest in such shares and 37,083 shares issuable upon the exercise of outstanding options exercisable within 60 days of April 15, 2002.

(9)	Includes 29,226 shares issuable upon the exercise of outstanding options exercisable within 60 days of April 15, 2002 and also includes 501,500 shares held by InterWest Partners V, L.P. and 3,154 shares held by InterWest Investors V. Mr. Momsen, a director, is a general partner of InterWest Management Partners V, L.P., which is the general partner of InterWest Partners V, L.P. Mr. Momsen is a general partner of InterWest Investors V. Mr. Momsen disclaims beneficial ownership of the shares held by InterWest Partners V, L.P. and InterWest Investors V, except to the extent of his respective pecuniary interest therein.

(10)	Includes 37,083 shares issuable upon the exercise of outstanding options exercisable within 60 days of April 15, 2002 and represents 501,500 shares held by InterWest Partners V, L.P. Dr. Oronsky is a general partner of InterWest Management Partners V, L.P., which is the general partner of InterWest Partners V, L.P. Dr. Oronsky disclaims beneficial ownership of the shares held by InterWest Partners V, L.P., except to the extent of his pecuniary interest therein.

(11)	Includes 25,464 shares issuable upon the exercise of outstanding options exercisable within 60 days of April 15, 2002.

(12)	Includes 10,833 shares issuable upon the exercise of outstanding options exercisable within 60 days of April 15, 2002.

(13)	Includes 124,439 shares issuable upon the exercise of outstanding options exercisable within 60 days of April 15, 2002.

(14)	Includes 83,491 shares issuable upon the exercise of outstanding options exercisable within 60 days of April 15, 2002.

(15)	Includes 76,657 shares issuable upon the exercise of outstanding options exercisable within 60 days of April 15, 2002. 15,151 shares are held in the name of Steven James N. Reed, UGMA WA Merrill Lynch and 15,151 shares are held in the name of Sarah Mariko Reed, UGMA WA Merrill Lynch, both of which accounts name Dr. Reed as custodian. Dr. Reed disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in the shares.

(16)	Includes 80,825 shares issuable upon the exercise of outstanding options exercisable within 60 days of April 15, 2002.

(17)	Ms. Morris’ service as Senior Vice President, Corporate Development ended on March 15, 2001.

(18)	Mr. Elwood’s. service as Senior Vice President, Chief Commercial Operations ended on October 25, 2001.

(19)	Includes 1,618,485 shares issuable upon the exercise of outstanding options exercisable within 60 days of April 15, 2002.

Executive Officers

      The executive officers of Corixa and their ages as of April 15, 2002 are as follows:

Name	Age	Position

Steven Gillis, Ph.D.	48	Chairman, Chief Executive Officer and Director
Steven Reed, Ph.D.	51	Executive Vice President and Chief Scientific Officer
Kenneth Grabstein, Ph.D.	51	Executive Vice President, Director of Immunology
Martin Cheever, M.D.	58	Vice President, Director of Medical Affairs
Kathleen McKereghan	50	Senior Vice President, General Counsel and Secretary
Charles Richardson, Ph.D	50	Senior Vice President and Site Manager — Hamilton
Geoffrey Yarranton, Ph.D	50	Senior Vice President and Site Manager — South San Francisco
Cindy Jacobs, Ph.D., M.D	45	Senior Vice President, Director of Clinical Research
David Fanning	39	Senior Vice President, Chief Operating Officer
Michelle Burris	36	Senior Vice President, Chief Financial Officer

      Biographical information with respect to Corixa’s executive officers is presented below except for the biography of Dr. Gillis, who is also a director of Corixa. See “Proposal No. 1 Election of Directors — Information About Nominees.”

      Steven Reed, Ph.D. co-founded Corixa in October 1994 and since then has served as Corixa’s executive vice president and chief scientific officer. Dr. Reed also serves as a Professor of Pathobiology at the University of Washington. Dr. Reed graduated from Whitman College and received his Ph.D. from the University of Montana.

      Kenneth Grabstein, Ph.D. co-founded Corixa in October 1994 and since then has served as Corixa’s director of immunology. Since March 1999, Dr. Grabstein has also served as Corixa’s executive vice president. From 1994 to February 1999, Dr. Grabstein served as Corixa’s vice president. Dr. Grabstein graduated from the University of California, Berkeley and received his Ph.D. from the University of California, Berkeley.

      Martin Cheever, M.D. co-founded Corixa in October 1994 and since December 1997 has served as Corixa’s vice president, medical affairs. From 1987 to December 1997, Dr. Cheever was a clinical professor of medicine and a member of the division of oncology at the University of Washington School of Medicine. Dr. Cheever graduated from the University of Michigan and received his M.D. from the University of Michigan School of Medicine.

      Kathleen McKereghan has served as Corixa’s senior vice president and general counsel since January 2001. From January 2000 to December 2000, Ms. McKereghan served as Corixa’s vice president and general counsel and she has been Corixa’s corporate secretary since June 1998. From January 1998 to January 2000, Ms. McKereghan served as Corixa’s director of legal affairs, and from December 1995 to January 1998 she was Corixa’s corporate attorney. Before joining Corixa, Ms. McKereghan practiced law at Perkins Coie in Seattle, Washington. Ms. McKereghan is a member of the board of directors of LigoCyte Pharmaceuticals. Ms. McKereghan graduated from the University of California, Davis and received her J.D. from the University of Washington.

      Charles Richardson, Ph.D. has served as Corixa’s senior vice president, site manager since January 2001. Dr. Richardson served as vice president and general manager of Corixa’s Hamilton, Montana facility from October 1999 until December 2000. From 1988 to 1999, Dr. Richardson served in various capacities at Ribi ImmunoChem Research, including vice president of pharmaceutical discovery. Dr. Richardson graduated from Carnegie Mellon University and received his Ph.D. from the University of Cincinnati.

      Geoffrey T. Yarranton, Ph.D. has served as Corixa’s senior vice president, site manager — South San Francisco, since December 2000. From September 1998 to December 2000, Dr. Yarranton served in various capacities at Coulter Pharmaceutical, Inc., including senior vice president of research and development. From 1982 to 1998, Dr. Yarranton held various positions at CellTech Therapeutics, Ltd., a biotechnology company in the United Kingdom. Dr. Yarranton received his Ph.D. from the National Institute for Medical Research.

      Cindy Jacobs, Ph.D., M.D. has served as Corixa’s senior vice president, clinical research since January 2001. From April 1999 until December 2000, Dr. Jacobs served as Corixa’s vice president and director of clinical research. Before joining Corixa, Dr. Jacobs served as vice president of clinical research at Cytran. From 1993 to 1998, Dr. Jacobs directed clinical research at CellPro. Dr. Jacobs graduated from Montana State University, received her M.S. from Washington State University, received her Ph.D. from Washington State University and her M.D. from the University of Washington School of Medicine.

      David Fanning has served as Corixa’s senior vice president and chief operating officer since October 2001. From July 2001 until September 2001 Mr. Fanning served as chief business officer for CoPharma, Inc. From May 1997 to June 2001, Mr. Fanning served as vice president, business development for Corixa. From April 1995 to April 1997, Mr. Fanning was with CythoTherapeutics, as director of business development. Mr. Fanning received his bachelor’s degree from Harvard University and an M.B.A. from the MIT Sloan School of Management.

      Michelle Burris has served as Corixa’s senior vice president and chief financial officer since January 2001. From January 1998 until December 2000, Ms. Burris served as Corixa’s vice president and chief financial officer. From February 1997 to January 1998, Ms. Burris was Corixa’s vice president of finance and administration. From 1996 to February 1997, Ms. Burris served as Corixa’s director of finance and administration, and from 1995 to 1996, Ms. Burris was Corixa’s controller. Ms. Burris worked as a consultant to Corixa from November 1994 through March 1995. Ms. Burris is a Certified Public Accountant. Ms. Burris graduated from George Mason University and received her M.B.A. from Seattle University.

COMPENSATION OF EXECUTIVE OFFICERS

      The following table shows the compensation paid to (a) the individual who served as Corixa’s Chief Executive Officer during the fiscal year ended December 31, 2001, (b) the four other most highly compensated individuals who served as executive officers of Corixa during the fiscal year ended December 31, 2001, (c) two additional individuals who would have been among those described in item (b) but for the fact that such individuals were not executive officers of Corixa as of December 31, 2001 and (d) the compensation received by each individual described in items (a) through (c) for Corixa’s two preceding fiscal years.

Summary Compensation Table

					Long-Term
		Annual Compensation			Compensation

				Other	Securities
				Annual	Underlying
	Fiscal	Salary	Bonus	Compensation	Options
Name & Principal Position	Year	($)(1)	($)(2)	($)(3)	(#)

Steven Gillis	2001	435,600	72,600	12,444	125,500 (4)
Chairman and Chief Executive	2000	363,000	66,000	11,440	115,000
Officer	1999	330,000	60,000	10,800	88,500
Geoffrey Yarranton	2001	290,000	—	29,989 (5)	10,500
Senior Vice President, SSF Site Manager
Cindy Jacobs	2001	260,000	44,000	12,128	120,500 (4)
Senior Vice President, Clinical	2000	220,000	40,000	10,633	75,000
Research	1999	135,641	—	6,561	60,000
Steven Reed	2001	240,000	43,000	12,092	50,500 (4)
Executive Vice President and	2000	215,000	40,500	10,644	40,000
Chief Scientific Officer	1999	202,500	41,000	10,000	58,500
Kenneth Grabstein	2001	235,001	40,000	12,083	60,500 (4)
Executive Vice President,	2000	200,000	33,000	11,214	40,000
Director of Immunology	1999	150,000	31,100	9,000	12,750
Arlene Morris	2001	255,000	95,625	10,823	—
Senior Vice President, Corporate Development(6)
Dwayne Elwood	2001	285,000	26,000	228,392 (8)	—
Senior Vice President, Chief Commercial Operations(7)

(1)	Includes amounts deferred under Corixa’s 401(k) plan.

(2)	Include bonuses paid in the indicated year and earned in the preceding year.

(3)	Amounts reported consist of: (i) amounts Corixa contributed to its 401(k) Plan with respect to each listed executive officer, and (ii) premiums paid on life and accidental death and dismemberment and health insurance policies for the officer’s benefit.

(4)	Includes options granted under our option exchange program, which is described more fully below.

(5)	In addition to (3) above, amount includes $18,320 of imputed interest on employee loan.

(6)	Ms. Morris’ service as Senior Vice President, Corporate Development ended on March 15, 2001.

(7)	Mr. Elwood’s service as Senior Vice President, Chief Commercial Operations ended on October 15, 2001.

(8)	In addition to (3) above, amount includes $200,000 of employee loan forgiveness and $11,196 of imputed interest on the employee loan.

Employment Contracts

      Dr. Gillis, Dr. Jacobs, Dr. Reed and Ms. Burris have each entered into employment agreements with Corixa dated April 23, 2001. Each of these employment agreements provide that the executive officer’s employment with Corixa may be terminated at any time for any reason, with or without cause, by either the executive officer or Corixa. Each of these executive officers are entitled to receive severance benefits if employment of the executive officer is terminated without “cause” or if the executive officer resigns for “good reason.” If the executive officer’s employment is terminated by Corixa or a successor entity without cause or by the executive officer for good reason either before a “change of control” or more than 12 months after a change of control, the executive officer will receive (i) an additional 12 months of base salary and health insurance benefits; (ii) payment of 100% of executive officer’s current year discretionary bonus; (iii) accelerated vesting of 50% of executive officer’s then unvested option shares and (iv) up to $20,000 for reimbursement of expenses incurred in obtaining new employment. If the executive officer’s employment is terminated by Corixa or a successor entity without cause or by the executive officer for good reason within 12 months after a change of control, the executive officer will receive (w) an additional 18 months of base salary and health insurance benefits; (x) payment of 150% of executive officer’s current year discretionary bonus; (y) accelerated vesting of 100% of executive officer’s then unvested option shares and (z) up to $20,000 for reimbursement of expenses incurred in obtaining new employment.

      For purposes of these employment agreements, “cause” means that the board of directors has determined that (i) the executive officer failed to perform his or her duties in a satisfactory manner, (ii) the executive officer violated state or federal laws or Corixa’s policies, (iii) the executive officer disclosed Corixa trade secrets or (iv) the executive officer breached any written agreement with Corixa; “good reason” means that (w) the executive officer was no longer a corporate officer at the time or his or her resignation, (x) the duties or responsibilities of the executive officer were significantly or substantially reduced, (y) the executive officer’s base salary was effectively reduced or (z) Corixa’s executive offices were moved more than 50 miles; “change of control” means a sale of all or substantially all of Corixa’s assets, or any merger or consolidation of Corixa with or into another corporation other than where holders of more than 50% of the shares of Corixa outstanding immediately before the transaction continue to hold more than 50% of the shares of the surviving entity after the transaction.

      On March 9, 2001, Corixa granted Mr. Yarranton a BEXXAR Stock Award for 3,000 shares of Corixa common stock. 100% of the shares are subject to a vesting schedule that provides for vesting on the date that the FDA approves the BLA for BEXXAR. In the event that the FDA does not approve the BLA on or before October 15, 2006, Mr. Yarranton will forfeit 100% of the shares.

      As a result of the cessation of Ms. Morris’ employment on March 15, 2001, Corixa, acting under the Coulter Pharmaceutical, Inc. change of control plan that Corixa assumed when Corixa acquired Coulter, paid Ms. Morris $382,000 and accelerated the vesting of options to purchase 54,000 shares, which are exercisable immediately.

      As a result of the cessation of Mr. Elwood’s employment on March 15, 2001, Corixa, acting under the Coulter Pharmaceutical, Inc. change of control plan that Corixa assumed when Corixa acquired Coulter, paid Mr. Elwood $285,000 and forgave an employee loan of $200,000.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

      The following table provides information about stock options granted to the executive officers listed below in the last fiscal year. In addition, as required by the rules of the Securities and Exchange Commission, or SEC, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

	Individual Grants(1)
					Potential Realizable
		Percent of			Value at Assumed
	Number of	Total Options			Annual Rates of Stock
	Securities	Granted to			Price Appreciation for
	Underlying	Employees	Exercise		Option Term(2)
	Options	in Fiscal	Price	Expiration
Name	Granted(#)(3)	Year(%)(4)	($/SH)(5)	Date	5%($)	10%($)

Steven Gillis	115,000	3.4	13.45	12/2011	972,742	2,465,121
	10,500	0.3	15.07	12/2011	99,513	252,185
Geoffrey Yarranton	10,500	0.3	15.07	12/2011	99,513	252,185
Cindy Jacobs	75,000	2.2	13.45	12/2011	634,397	1,607,687
	45,000	1.3	15.07	12/2011	431,223	1,092,805
Steven Reed	40,000	1.2	13.45	12/2011	338,345	857,433
	10,500	0.3	15.07	12/2011	99,513	252,185
Kenneth Grabstein	50,500	1.5	13.45	12/2011	338,345	857,433
	10,500	0.3	15.07	12/2011	99,513	252,185
Arlene Morris	—	—	—	—	—	—
Dwayne Elwood	—	—	—	—	—	—

(1)	No stock appreciation rights were granted to the executive officers in the last fiscal year.

(2)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the SEC. There is no assurance provided to any executive officer or any other holder of Corixa’s securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level.

(3)	Includes options granted under our option exchange program, which is described more fully below.

(4)	Corixa granted stock options representing 3,362,085 shares in the last fiscal year including shares granted under our option exchange program, which is described more fully below.

(5)	The exercise price may be paid in cash, in shares of common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. Corixa may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

      The following table sets forth information, for the executive officers listed, regarding options to purchase common stock in the fiscal year ended December 31, 2001.

					Value of
			Number of		Unexercised
			Unexercised		In-The-Money
			Options at Fiscal		Options at
	Shares		Year End(1)		Fiscal Year End(2)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Vested	Unvested	Vested	Unvested

Steven Gillis	–0–	–0–	219,867	100,568	1,635,599	231,165
Geoffrey Yarranton	–0–	–0–	104,500	87,546	–0–	–0–
Cindy Jacobs	–0–	–0–	70,625	109,875	221,267	150,882
Steven Reed	–0–	–0–	67,328	54,422	297,800	115,655
Kenneth Grabstein	–0–	–0–	58,474	68,276	300,821	144,548
Arlene Morris	81,909	400,206	74,398	64,392	–0–	107,220
Dwayne Elwood	–0–	–0–	145,772	–0–	447,763	–0–

(1)	No stock appreciation rights were outstanding during fiscal year 2001.

(2)	Based on the $15.07 per share closing price of Corixa’s common stock on Nasdaq on December 31, 2001, less the exercise price of the options.

10-YEAR OPTION/ SAR REPRICINGS

      During 2001, Corixa instituted an option exchange program, under which Corixa offered to exchange all eligible options granted to employees, consultants or directors for replacement options. On April 25, 2001 and June 25, 2001, Corixa accepted for cancellation and exchange, options to purchase 1,813,035 and 58,500 shares of Corixa common stock, respectively, which represented approximately 62% of the options eligible to be exchanged. Corixa granted 1,794,535 and 58,500 replacement options on October 26 2001 and December 26, 2001, respectively, which represented six months and one day after each of the cancellation dates. The exercise price of each replacement option was $13.45 for options granted on October 26, 2001 and $15.58 for options granted on December 26, 2001, the fair market value of our common stock on those dates. Except for the exercise price and the number of shares vested on the grant date, which equaled the number of shares that would have been vested under the original option had it not been cancelled, each replacement option had the same terms and conditions as the cancelled option.

      The following table sets forth information, for the executive officers listed, the adjustment to the exercise price of stock options previously awarded through cancellation and replacement grants.

						Length of
		Number of	Market			Original
		Securities	Price of	Exercise		Option Term
		Underlying	Stock at	Price at		Remaining at
		Options/SARs	Time of	Time of	New	Date of
		Repriced or	Repricing or	Repricing or	Exercise	Repricing or
Name	Date	Amended(#)	Amendment($)	Amendment($)	Price($)	Amendment

Steven Gillis	04/25/2001	100,000	$10.90	$25.13	$13.45	9 years
	04/25/2001	15,000	$10.90	$27.88	$13.45	9 years
Cindy Jacobs	04/25/2001	60,000	$10.90	$25.13	$13.45	9 years
	04/25/2001	15,000	$10.90	$27.88	$13.45	9 years
Steven Reed	04/25/2001	25,000	$10.90	$25.13	$13.45	9 years
	04/25/2001	15,000	$10.90	$27.88	$13.45	9 years
Kenneth Grabstein	04/25/2001	25,000	$10.90	$25.13	$13.45	9 years
	04/25/2001	15,000	$10.90	$27.88	$13.45	9 years
Michelle Burris	04/25/2001	50,000	$10.90	$25.13	$13.45	9 years
	04/25/2001	15,000	$10.90	$27.88	$13.45	9 years
Kathleen McKereghan	04/25/2001	50,000	$10.90	$25.13	$13.45	9 years
	04/25/2001	15,000	$10.90	$27.88	$13.45	9 years
Charles Richardson	04/25/2001	25,000	$10.90	$25.13	$13.45	9 years
Martin Cheever	04/25/2001	25,000	$10.90	$25.13	$13.45	9 years
	04/25/2001	15,000	$10.90	$27.88	$13.45	9 years

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The compensation committee of the board of directors has general responsibility for establishing the compensation payable to Corixa’s executive officers and has the sole and exclusive authority to administer Corixa’s stock option plan in connection with option grants made to executive officers.

      Corixa’s compensation policy as established by the board is intended to provide competitive compensation to all employees, giving consideration to the relative contribution and performance of each employee on an individual basis. It is Corixa’s policy to compensate Corixa’s executive officers taking into consideration industry norms, primarily in the form of base salary, together with incentive bonuses. In addition, it is Corixa’s policy to grant stock options to each of Corixa’s executive officers to align their interests with stockholder value. The biotechnology industry is extremely competitive with respect to recruitment and retention of qualified executives; accordingly, Corixa uses independently published surveys of biotechnology industry compensation levels to ensure that Corixa’s compensation practices are comparable to other biotechnology companies.

      Determining the compensation of Corixa’s executive officers is the responsibility of the board, through its compensation committee, which has overall responsibility for Corixa’s compensation policies for senior management. The compensation committee makes recommendations to the board as to the salaries of, incentive bonuses awarded to, and the number and terms of options granted to Corixa’s Chief Executive Officer and other executive officers.

      Executive compensation consists of three major components: base salary, annual incentive bonus and stock options. The compensation committee has a regular meeting each December to determine the annual salary component of executive compensation to be paid in the following calendar year. At this meeting, the amount of cash incentive bonus compensation to be awarded to the executives for performance in the current year, which can be higher or lower than the bonus incentive target, is also determined.

      The determination of the base salaries of the chief executive officer and other executive officers is based on annual surveys of similar positions at other biotechnology companies, together with assessments of individual performance and Corixa’s achievement of predetermined operating goals that are established annually by the board (the goals for 2001 are described below). Relative weights are assigned to the factors used to determine base salaries for individual executives. Assessments of individual performance include objective standards and subjective evaluations of the value of individual executives to Corixa. The surveys employed include some, but not all, of the companies in the Nasdaq Biotechnology Index. The salaries paid to executives in 2001 were determined by reference to compensation survey data from various public and proprietary sources. In the case of Dr. Gillis, the compensation committee established a base salary of $435,600 for 2001, which represented approximately the 50th percentile for chief executive officers. The compensation committee established 2001 base salaries for Corixa’s other executive officers ranging from the 20th to 75th percentile for executives performing similar functions.

      In addition, the compensation committee considers survey data in establishing new annual bonus incentive targets for Corixa’s executive officers, including annual bonus information provided for executive officers by a representative group of selected biotechnology companies, as well as from proprietary sources obtained by external compensation consultants. The annual bonus incentive targets most recently approved by the compensation committee for Corixa’s executive officers represented an overall range of approximately the 10th to 25th percentile from these sources. The compensation committee has decided that annual bonus incentive awards for Corixa’s executive officers should be driven by Corixa’s overall achievements. Corixa’s performance objectives are established at the beginning of each year and approved by the board. On an annual basis, the compensation committee conducts an assessment of Corixa’s overall performance as measured against Corixa’s objectives for the applicable year, and at that time the compensation committee determines the maximum percentage of the annual bonus incentive targets payable to Corixa’s executive officers. The annual bonus targets can be increased by the compensation committee if Corixa has exceeded its objectives for the year or decreased if Corixa has failed to meet its objectives for the year. An annual bonus award can also be modified upward (to 150%) or downward (to 0%) by the compensation committee, depending on the overall achievements of Corixa.

      At its December 2001 meeting, the compensation committee approved 2002 annual objectives for Corixa’s executive officers. The chief executive officer, Dr. Gillis, has an annual incentive target of 20% of base salary. In addition, the other executive officers for whom compensation is reported in this proxy statement were given an annual incentive target of 20% of base salary. Although based on the annual incentive percentages, actual incentive bonuses are subject to modification based on Corixa’s overall performance, whether Corixa has met its objectives for the year and the individual executive officer’s performance.

      Also at its December 2001 meeting, the compensation committee evaluated the overall performance objectives for Dr. Gillis and the other executive officers for whom compensation is reported in this proxy statement. The compensation committee determined that 70-100% of the annual incentive bonus would be awarded to each eligible officer (i.e., 14-20% of 100% of base salary). The compensation committee’s decision took into account Corixa’s overall achievement against established 2001 objectives, which had been assigned relative weights by the board. Seventy percent of Corixa’s 2001 objectives previously established by the board had been met, including achievement of budgeted goals for revenue growth and improvement in Corixa’s net operating results; accomplishment of growth projections; attainment of certain manufacturing improvements; goals relating to partner requirements and achievement of clinical trial program goals. Accordingly, these bonuses were distributed in January 2002.

      Options to purchase shares of Corixa’s stock were granted to the executive officers named in this proxy statement, as well as other employees, during 2001. The option grant was undertaken pursuant to Corixa’s long-term incentive performance award program, initially implemented in 1994, wherein employees are eligible to receive a grant of stock options dependent on individual performance and position held. Under this program in 2001, Dr. Gillis received an option grant to purchase 10,500 shares of stock; other executive officers named in this proxy statement received grants to purchase between 10,500 and 50,000 shares of stock.

      During 2001, Corixa instituted an option exchange program for eligible options granted to employees. The exchange program was initiated because many of the then-outstanding options had exercise prices that were significantly higher than the market price of Corixa common stock, which effectively caused the options to have little incentive value for Corixa’s executive officers and employees. Except for the exercise price and the number of shares vested on the grant date, which equaled the number of shares that would have been vested under the original option had it not been cancelled, each replacement option had the same terms and conditions as the cancelled option. All of our executive officers participated in the option exchange program, except Geoff Yarranton.

      The compensation committee considered the impact of Section 162(m) of the internal revenue code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the chief executive officer and four other most highly compensated executive officers, respectively, unless the compensation meets the requirements for the “performance-based” exception to Section 162(m). Corixa expects the cash compensation that it will pay to each of its executive officers to be below $1 million. The compensation committee believes that options granted under Corixa’s 1994 stock option plan to its executive officers will meet the requirements to qualify as performance-based and the compensation committee believes that Section 162(m) will not affect the tax deductions available to Corixa with respect to the compensation of its executive officers. It is the compensation committee’s policy to qualify the executive officers’ compensation for deductibility under applicable tax law, however, Corixa may pay compensation to its executive officers that may not be deductible.

COMPENSATION COMMITTEE

Joseph S. Lacob
Arnold L. Oronsky, Ph.D.
James W. Young, Ph.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The compensation committee of the board of directors currently consists of Mr. Lacob, Dr. Oronsky and Dr. Young. No member of the compensation committee or executive officer of Corixa has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Management and Other:

      Please also see descriptions of transactions with Mr. Saks and Mr. Bigham under the heading of “Certain Relationships with Directors and Related Transactions.”

Indebtedness of Management:

      On December 31, 2001, Mr. Reed and his spouse entered into a secured promissory note with Corixa. The principal amount of the promissory note is $93,801 and will accrue interest at the rate of 5.75% per annum. The promissory note is secured by a deed of trust on the Reed’s real property. The outstanding principal and accrued interest is due and payable on the earliest to occur of (i) December 31, 2004, (ii) the date of termination of Mr. Reed’s employment at Corixa or (iii) the date of any sale, transfer or hypothecation of any or all of the real property secured by the deed of trust.

      On December 31, 2001, Dr Grabstein and his spouse entered into a secured promissory note with Corixa. The principal amount of the promissory note is $112,602 and will accrue interest at the rate of 5.75% per annum. The promissory note is secured by a deed of trust on the Grabstein’s real property. The outstanding principal and accrued interest is due and payable on the earliest to occur of (i) December 31, 2004, (ii) the date of termination of Mr. Grabsteins’s employment at Corixa or (iii) the date of any sale, transfer or hypothecation of any or all of the real property secured by the deed of trust.

      As a result of the Coulter Pharmaceutical, Inc. acquisition, Corixa assumed a loan with Mr. Yarranton in the amount of $200,000, which is secured by a second deed of trust on his principal residence. The entire loan will be forgiven at the end of the tenth year of employment. If Mr. Yarranton’s employment is terminated, interest shall commence and begin to accrue at the prime rate plus two percentage points and such interest and the outstanding principal will become due and payable within 90 days of his termination.

      As a result of the Coulter Pharmaceutical, Inc. acquisition, Corixa assumed a loan with Mr. Elwood in the amount of $200,000, which is secured by a second deed of trust on his principal residence. The entire loan was forgiven upon his termination.

STOCK PERFORMANCE GRAPH

	10/2/97	12/97	12/98	12/99	12/00	12/01

Corixa Corporation	100.00	66.20	68.52	125.93	206.48	111.63
NASDAQ Stock Market (U.S.)	100.00	92.68	130.68	241.85	145.12	114.57
NASDAQ Biotechnology	100.00	88.61	127.85	257.79	317.05	265.66

      The preceding graph shows a comparison of cumulative total stockholder returns for Corixa’s common stock, the Nasdaq Stock Market index for United States companies, and the Nasdaq Biotechnology Company index. The graph assumes the investment of $100 on October 2, 1997, the date of Corixa’s initial public offering and reinvestment of the full amount of all dividends, if any. The performance shown is not necessarily indicative of future performance.

      The information presented in the performance graph indicates that $100 invested in Corixa’s common stock on October 2, 1997, the effective date of Corixa’s completed initial public offering of common stock, would be worth approximately $111.63 on December 31, 2001 which represents an annual rate of return of 2.74%. The same amount hypothetically invested in the Nasdaq Stock Market Index for U.S. companies, and the Nasdaq Biotechnology Company Index would be worth $114.57 or $265.66, respectively, which represent an annual rate of return of 3.43% and 38.98%, respectively.

NOTE: Stock price performance shown above for our common stock is historical and not necessarily indicative of future price performance.

AUDIT COMMITTEE REPORT

      The audit committee of our board of directors is comprised of three independent directors and operates under a written charter adopted by our board of directors. The current members of the audit committee are Robert Momsen, Joseph Lacob and Samuel Saks.

      The audit committee oversees Corixa’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in the annual report on Form 10-K with management and with the independent auditors, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements, and such other matters as are required to be discussed by the Statement on Auditing Standards No. 61, “Communication with Audit Committee.”

      The audit committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Corixa’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards. In addition, the audit committee has discussed with the independent auditors the auditors’ independence from management and Corixa, including the matters in the written disclosures required by the Independence Standards Board’s Standard No. 1 “Independence Discussions with Audit Committees” and considered the compatibility of nonaudit services with the auditors’ independence.

      The audit committee discussed with Corixa’s independent auditors the overall scope and plans for their audits. The audit committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Corixa’s internal controls, and the overall quality of Corixa’s financial reporting. The audit committee held five meetings during fiscal year 2001.

      In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors (and the board of directors has approved) that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The audit committee and the board of directors have also recommended that the stockholders ratify the selection of Corixa’s independent auditors.

Audit Committee

Robert Momsen, Audit Committee Chair
Joe Lacob, Audit Committee Member
Samuel Saks, Audit Committee Member

FORM 10-K

      Corixa will mail without charge, upon written request, a copy of its Form 10-K report for the year ended December 31, 2001. Requests should be sent to Investor Relations, Corixa Corporation 1124 Columbia Street, Suite 200, Seattle, WA 98104.

STOCKHOLDER PROPOSALS

      Under the SEC’s proxy rules, stockholder proposals that meet certain conditions may be included in our proxy statement and form of proxy for a particular annual meeting. Stockholders that intend to present a proposal at our 2003 annual meeting must give notice of the proposal to us no later than December 23, 2002 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Stockholders that intend to present a proposal that will not be included in the proxy statement and form of proxy must give notice of the proposal to us no fewer than 60 nor more than 90 days prior to the date of the 2003 annual meeting. Even if we receive a proposal from a qualified stockholder in a timely manner, it will not guarantee that proposal’s inclusion in our proxy materials or its presentation at the 2003 annual meeting because there are other requirements in the proxy rules that a proposal must meet in order to be included and presented.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Corixa’s directors, executive officers and persons who own more than 10% of Corixa’s common stock, or reporting persons, to file with the SEC initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership of Corixa common stock on Form 4. Reporting persons are required by SEC regulations to furnish Corixa with copies of all Section 16(a) reports they file. To our knowledge, based solely on our review of the copies of reports received or written representations from the reporting persons that no other reports were required, we believe that all filing requirements required by Section 16(a) applicable to our officers, directors and greater than 10% beneficial owners were complied with, with the exception of David Fanning, who filed one late Form 3.

INDEPENDENT AUDITORS

      Representatives of Ernst & Young, our independent auditors, are expected to attend the annual meeting and will be available to respond to appropriate questions from stockholders. Ernst & Young will have the opportunity to make a statement, if desired.

      During the fiscal year ended December 31, 2001, the fees billed to Corixa by Ernst & Young were as follows:

      Audit Fees and Audit Related Fees. The audit fees billed by Ernst & Young for its audit of our consolidated financial statements for the fiscal year 2001 and for its reviews of our interim consolidated financial statements was $204,000. The audit related fees billed by Ernst & Young for fiscal year 2001 was $94,000.

      Financial Information Systems Design and Implementation Fees. Ernst & Young billed no fees for fiscal year 2001 for financial information systems design and implementation.

      All Other Fees. The aggregate fees billed by Ernst & Young for fiscal year 2001 for professional services other than those described under “Audit Fees and Audit Related Fees” and “Financial Information Systems Design and Implementation Fees” was $218,000.

      Our audit committee has determined that Ernst & Young’s provision of all services not covered under “Audit Fees and Audit Related Fees” is compatible with maintaining the auditor’s independence.

OTHER MATTERS

      As of the date of this proxy statement, the board of directors does not intend to present, and has not been informed that any other person intends to present, any matters for action at the annual meeting other than the matters specifically referred to in this proxy statement. If other matters properly come before the annual meeting, it is intended that the holders of the proxies will act with respect thereto in accordance with their best judgment.

      Copies of the Corixa 2001 Annual Report to Stockholders are being mailed to stockholders, together with this proxy statement, form of proxy and notice of annual meeting of stockholders. Additional copies of the Annual Report to Stockholders may be obtained from Investor Relations, Corixa Corporation, 1124 Columbia Street, Suite 200, Seattle, Washington 98104.

      It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

Kathleen N. McKereghan
Secretary

April 22, 2002

Seattle, Washington

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

PROXY	PROXY

CORIXA CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CORIXA CORPORATION
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 31, 2002

The undersigned stockholder of Corixa Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 22, 2002, and hereby appoints Steven Gillis and Michelle Burris, or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of stockholders of Corixa to be held on May 31, 2002, at 1:00 p.m., local time, at 1124 Columbia Street, Seattle, Washington and at any adjournment or postponement thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

PLEASE SIGN BELOW AND RETURN IMMEDIATELY

    FOLD AND DETACH HERE

CORIXA CORPORATION

Election of Directors: If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below:

01 Steven Gillis, Ph.D.	FOR All	WITHHELD All	For All

02 Michael F. Bigham			except nominees

03 Mark McDade			crossed out

04 Joseph S. Lacob

05 Robert Momsen

06 Arnold L. Oronsky, Ph.D.

07 Samuel R. Saks, M.D.

08 James W. Young, Ph.D.

Proposal to ratify the selection of Ernst & Young LLP as the independent auditors of Corixa for the fiscal year ending December 31, 2002:

  FOR      AGAINST      ABSTAIN

THE PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: FOR THE ELECTION OF DIRECTORS; FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF CORIXA FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002; AND AS SAID PROXIES DEEM ADVISABLE ON ANY OTHER MATTER OR MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

(This proxy should be marked, dated, signed by the stockholder(s) exactly as his, her or its name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Dated: , 2002 ——————————————————————- Signature ——————————————————————- Signature

Please Detach Here

    You Must Detach This Portion of the Proxy Card
Before Returning it in the Enclosed Envelope

US Stock Transfer